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                                                                 EXHIBIT 10.21.4

                                AMENDMENT NO. 3
                                     TO THE
                          KEY PRODUCTION COMPANY, INC.
                  STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS


          This Amendment No. 3 to the Key Production Company, Inc. ("Key") Stock Option Plan for Non-Employee Directors, as amended by Amendment No. 1, dated January 27, 1997, and by Amendment No. 2, dated March 14, 1997 (the "Plan") is adopted effective May 7, 1998.

                                    RECITALS

A. Key adopted the Plan effective December 9, 1992, and has granted options to acquire Key common stock to its non-employee directors under the Plan.

B. The Board of Directors of Key has determined that it is in the best interests of Key to amend the Plan to provide for Subsequent Grants to non-employee directors without requiring that the Initial Grant be fully exercisable and to provide that the total of all options granted to any single non-employee director under the Plan will be convertible into one percent or less of the Key common stock outstanding at the time of grant.

C. Capitalized terms used in this amendment and not defined herein shall have the meanings given to such terms in the Plan.


                             AMENDMENT TO THE PLAN

The Plan is hereby amended as follows:

1.  Section 6.3(a) is hereby amended to read in its entirety as follows:

    (a)  Number of Shares. Each Initial Grant shall related to 45,000 Shares,
         ----------------
         unless insufficient Shares are available for grant under the Plan for each Director newly elected or appointed on the same date, in which case each Director shall automatically receive an Initial Grant to purchase a pro rata portion of the Shares that are available for grant under the Plan. In addition, Directors who have received an Initial Grant may receive Subsequent Grants at the discretion of the Board of Directors of the Company (with the Director being considered for the Subsequent Grant abstaining from any vote). Any such Subsequent Grant shall be effective at such date as is determined by the Board of Directors. The total Options granted to any single Director pursuant to the Initial Grant and all Subsequent Grants shall never be convertible into Shares totaling more than one percent of the Stock of the Company outstanding on the date of any such grant.

2. The Plan may be amended and restated to include the provisions of this Amendment.
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3.  Except as so amended, the Plan shall continue in effect with no change.


     Adopted May 7, 1998


                                   KEY PRODUCTION COMPANY, INC.,
                                   A DELAWARE CORPORATION



                                   BY:  /S/ F.H. MERELLI
                                        -------------------------------------
                                        PRESIDENT AND CHIEF EXECUTIVE OFFICER